Exhibit 10.26

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE ("Amendment") is made and entered into as of the 18th day of June, 2014, by and between LOGAN BUILDING LLC, a Delaware limited liability company ("Landlord"), and VISUALANT, INC., a Washington corporation ("Tenant").

Landlord (as successor to Harbor Properties, Inc.) and Tenant are parties to that certain Office Lease dated July 11, 2012, as amended by Amendment No. 1 to Lease dated June 14, 2013 (as so amended, the "Lease"), concerning 2,244 rentable square feet on the 4th floor of the Logan Building in Seattle, Washington.  Capitalized terms used and not otherwise defined herein shall have the meanings given in the Lease.

Landlord and Tenant desire to amend the Lease to include certain additional space within the Premises, and in certain other respects, and therefore agree as follows:

I.	Additional Premises; Extension of Term; Rent.

A.
CommencementDate For and Description of Additional Premises and Premises. "Additional Premises Commencement Date" shall mean June 18, 2014. Effective as of the Additional Premises Commencement Date, the additional space comprising 441 rentable square feet on the fourth floor of the Building and identified as Suite 406 on Exhibit A attached hereto ("Additional Premises") will be added to and included within the Premises that are the subject of the Lease, so that from and after the Additional Premises Commencement Date: (i) the Premises will include Suites 406, 420 and 450 as shown on Exhibit A attached hereto, comprising a total of 2,685 rentable square feet, and (ii) all references to "Premises" in the Lease will refer to the Premises as expanded by the inclusion of the Additional Premises; provided, however, that the calculation of Base Rent with respect to the Additional Premises for the period from the Additional Premises Commencement Date through August 31, 2014 shall be governed by Section I(D) below. Tenant shall continue to have a single suite address of Suite 420 for the entire Premises.

B.	Tenant's Share. Effective as of the Additional Premises Commencement Date, Tenant's Share under the Lease shall be 2.35%.

C.
Prepaid Rent.   Simultaneously with execution of this Amendment, Tenant shall (i) deliver a check payable to Landlord in the amount of $937.13 (constituting $937.13 in Base Rent and $0 in Additional Rent) in payment of prepaid Rent for the Additional Premises applicable to the period from the Additional Premises Commencement Date through the end of the month in which the Additional Premises Commencement Date occurs.

D.
Rent.  Effective as of the Additional Premises Commencement Date, the Base Rent payable for the Additional Premises (which shall be in addition to the Base Rent payable with respect to Suite 420 and Suite 450 pursuant to the Lease) shall be as follows:

Additional Premises Base Rent:

		Annual Rate	Annual	Monthly
Period		per SF	Base Rent	Base Rent

	Additional Premises Commencement Date - 8/31/2014	$25.50	$11,245.50	$937.13

II.	Miscellaneous.

A.
Tenant hereby accepts the Additional Premises in its current AS IS condition. Landlord shall have no obligation to perform any tenant improvements or provide any allowance for tenant improvements in the Additional Premises.

B.	Landlord will continue to hold the existing Security Deposit. No additional Security Deposit is being required in connection with the Additional Premises.

C.
Landlord and Tenant hereby acknowledge and confirm that the Lease, as amended by this Amendment, is valid and binding and in full force and effect, enforceable against each of them in accordance with its terms.

D.
This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a single instrument. Legal delivery of this Amendment may be accomplished by facsimile or email or other electronic transmission of signatures.

E.	The recitals in the opening paragraphs of this Amendment are incorporated into and are a part of this Amendment.

F.
Tenant warrants that it has had no dealings with any broker except Scott Driver & Company (Tenant's Broker") in connection with this Amendment, and covenants to indemnify and hold harmless Landlord from all damages, liability and expense (including reasonable attorney fees) arising from any claims or demands of any other broker or finder for any commission alleged to be due such brokers or finders as a result of their relationship to Tenant in connection with this Amendment. Landlord will pay a commission to Tenant's Broker pursuant to separate written agreement.

[Remainder of page intentionally left blank; signatures appear on following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed the day and date first above written.

Please see signature page
LANDLORD:

TENANT:		VISUALANT, INC.,
a Washington corporation

	By: /s/	Mark Scott
	Name:	Mark Scott
	Title:	CFO

Landlord:

LOGAN BUILDING LLC,
a Delaware limited liability company

By:	Unico Boutique Office Portfolio LP, a Delaware limited partnership, Manager

By:	Unico Boutique Office Portfolio GP LLC, a Delaware limited liability company, General Partner

By:	Unico Investment Group LLC, a Delaware limited liability company, Member

By: /s/ Brian Pearce
Name: Brian Pearce
Title: Senior Vice President